Exhibit 99.1

Demand Media Reports First Quarter 2016 Results

•	Demand Media Properties Reach More Than 59 Million Unique Monthly Visitors in the US
•	Q1 Marketplaces Revenue Grows 26% Year-over-Year
•	Total Q1 Revenue of $27.0 Million
•	Cracked Business Sold for $39.0 Million in April 2016

SANTA MONICA, CA – May 9, 2016 - Demand Media, Inc. (NYSE: DMD), a diversified Internet company comprised of several media and marketplace properties, today reported financial results for the first quarter ended March 31, 2016.

“All of our businesses demonstrated mobile and social growth during Q1, and our marketplace and custom content businesses grew revenue during the quarter,” said Sean Moriarty, CEO of Demand Media. “With the recent sale of Cracked, we have a more focused portfolio, a much stronger balance sheet, and an increasingly stable foundation to build from.”

Financial Summary
(In millions, except per share amounts)

	Three months ended
	March 31,
	2016	2015
Content & Media revenue	$13.5	$22.5
Marketplaces revenue	13.5	10.7
Total revenue	$27.0	$33.2

Adjusted EBITDA(1)	$(5.1)	$0.5
Net loss	$(11.9)	$(6.7)
Adjusted net loss(1)	$(5.8)	$(3.2)

EPS	$(0.59)	$(0.34)
Adjusted EPS(1)	$(0.29)	$(0.16)

Free cash flow(1)	$(8.0)	$(3.0)

(1)	These non-GAAP financial measures are described below and reconciled to their comparable GAAP measures in the accompanying tables.

Q1 2016 Financial Summary:

Demand Media is comprised of two service offerings: Content & Media and Marketplaces.

“Operating cash flow has seen strength from our marketplace businesses and our continued focus on driving efficiencies in our core infrastructure,” said Rachel Glaser, Demand Media’s CFO. “As our marketplace businesses become an increasing percentage of overall revenue, we are more seasonally weighted in the second half of the year.”

For the first quarter of 2016:

•	Total revenue declined 19% year-over-year due to a 40% decline in Content & Media revenue partially offset by a 26% increase in Marketplaces revenue.

•	Content & Media revenue declined 40% year-over-year driven primarily by traffic declines to eHow, lower ad monetization yields and divestitures of non-core online properties.
•	Marketplaces revenue grew 26% year-over-year driven primarily by new product introductions, increased conversion rates, traffic growth and increased mobile revenue on Society6.
•

Adjusted EBITDA was $(5.1) million for the quarter, primarily reflecting the decline in higher margin Content & Media advertising revenue, partially offset by growth in Marketplaces and managed reductions in operating expenses other than product and marketing costs.

•

Cash and cash equivalents was $30.5 million at period end with no debt outstanding. An additional $35.1 million in cash was received in April 2016 as consideration for the sale of the Cracked business. The remaining $3.9 million of the purchase price was placed into an escrow account to cover certain post-closing indemnification obligations.

Business Highlights:

•

On a consolidated basis, Demand Media’s properties reached more than 59 million unique visitors in the US in March 2016, including nearly 42 million mobile visitors. Demand Media’s consolidated comScore traffic for March 2016 included Cracked traffic of more than 7 million unique visitors in the US (source: March 2016 US comScore).

Content & Media:

•

eHow made several product improvements during Q1, including launching infinite scroll on both mobile and desktop. eHow also saw a significant increase in traffic from email marketing and growing audiences from social channels such as Facebook and Pinterest, which it intends to capitalize on by creating media rich content optimized for these platforms. In March 2016, eHow Home ranked as the #5 Home property in the US among ad-supported websites, and eHow reached nearly 23 million unique visitors in the US across desktop and mobile platforms (source: March 2016 US comScore).

•

Livestrong.com saw strong traffic growth during Q1, driven by growth across social channels, email and search. Livestrong.com also made several product improvements including releasing updates to its MyCalorie Tracker app, which currently has over 300,000 active monthly users. In March 2016, Livestrong/eHow Health ranked as the #4 Health property in the US among ad-supported websites, and Livestrong.com reached more than 26 million unique visitors in the US across desktop and mobile platforms (source: March 2016 US comScore).

•	studioD’s custom content business had its largest quarter to date, with 45 new deals and 13 new customers. Over 70% of the custom content revenue in Q1 came from renewing customers.

Marketplaces:

•

Society6 released three new products in Q1 – rectangular throw pillows, carry-all pouches and iPhone SE cases – and now has 29 products available for customization on the site. Society6 also launched its new iOS app in Q1 and continues to focus on optimizing the mobile web experience, with significant increases in mobile visits and revenue year-over-year.

•

Saatchi Art saw strong growth in revenue, traffic and gross transaction value in Q1 versus the prior year, and Art Advisory leads doubled during the quarter. Saatchi Art continued to focus on raising brand awareness by launching Facebook advertising and mailing its second print catalog promoting the website’s artists, which helped lead to record sales in March.

Operating Metrics:

	Three months ended
	March 31,
	2016	2015	% Change
Content & Media Metrics:
Visits(1) (in thousands)	785,979	943,438	(17)%
Revenue per Visit (RPV)(2)	$17.18	$23.87	(28)%

Marketplaces Metrics:
Number of Transactions(3)	227,202	182,179	25%
Average Revenue per Transaction(4)	$59.25	$58.65	1%

(1)

Visits are defined as the total number of times users access the company’s content across (a) one of its owned and operated online properties and/or (b) one of its customers’ online properties, to the extent that the visited customer web pages are hosted by the company’s content services. In each case, breaks of access of at least 30 minutes constitute a unique visit.

(2)	RPV is defined as Content & Media revenue per one thousand visits.
(3)	Number of transactions is defined as the total number of successfully completed Marketplaces transactions during the applicable period.
(4)	Average revenue per transaction is calculated by dividing Marketplaces revenue for a period by the number of transactions in that period.

Conference Call and Webcast Information

Demand Media will host a corresponding conference call and live webcast today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). To access the conference call, dial 877-201-0168 (US/CAN) or 647-788-4901 (International) and reference conference ID 99168907. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of Demand Media’s corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Demand Media uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Demand Media’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release are the primary measures used by the company’s management and board of directors to understand and evaluate the company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses that management believes are not indicative of the company’s core operating results. Management also uses these measures to prepare and update the company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the company’s financial statements.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the company’s operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the company’s financial information in its entirety and not rely on a single financial measure.

The company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding net interest expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization and stock-based compensation. Management believes that the exclusion of certain expenses in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate our businesses and reflects the company’s ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions.

The company defines Adjusted Net Income (Loss) as net income (loss) excluding the effect of certain non-cash items and other items not directly related to the operation of the company’s ongoing business, principally comprised of stock-based compensation; amortization of intangible assets; acquisition, disposition and realignment costs; and gains or losses on asset dispositions. Adjusted Net Income (Loss) is calculated using the application of a normalized effective tax rate. The company defines Adjusted Earnings Per Share (Adjusted EPS) as Adjusted Net Income (Loss) divided by the weighted average number of shares outstanding. Management believes that Adjusted Net Income (Loss) and Adjusted EPS provide investors with additional useful information to measure the company’s financial performance, particularly from period to period, because they exclude certain non-cash and other expenses that are not directly related to the operation of the company’s ongoing business.

The company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash outflows from acquisition, disposition and realignment activities; capital expenditures to acquire property and equipment; and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in the business, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a diversified Internet company that builds platforms across its media (eHow and LIVESTRONG.COM) and marketplace (Society6 and Saatchi Art) properties to enable communities of creators to reach passionate audiences in large and growing lifestyle categories. In addition, Demand Media’s content marketing solutions (studioD) and diverse advertising offerings help advertisers find innovative ways to engage with their customers. For more information about Demand Media, visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding the company’s future financial performance, and are based on current expectations, estimates and projections about the company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as guidance, may, believe, anticipate, expect, intend, plan, project, projections, business outlook, and estimate or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties that could affect the company’s operating and financial results are described in Demand Media’s annual report on Form 10-K for the fiscal year ending December 31, 2015 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 1, 2016, as such risks and uncertainties are updated in Demand Media’s annual and quarterly reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations. These risks and uncertainties include, among others: changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!, as well as possible future changes, and the impact such changes may have on visits and driving search traffic to the company’s online properties; the effects of shifting consumption of media content and online shopping from desktop to mobile; the potential impact on advertising revenue of lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields and/or increased availability of ad blocking software, particularly on mobile devices; the company’s dependence on material agreements with a specific business partner for a significant portion of its revenue; the impact on revenue and expenses of changes made to the company’s Content & Media properties that are intended to improve user experience and engagement; the company’s ability to attract new customers to its marketplaces and successfully grow its marketplaces business; the company’s ability to successfully expand its current lines of business and grow new lines of business; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; and the company’s ability to retain key personnel. From time to time, the company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. The company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

Investor and Media Contact:
Jeff Misthal SVP, Finance and Investor Relations
(310) 656-6253
IR@demandmedia.com

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2016	2015
Revenue:
Service revenue	$14,505	$23,225
Product revenue	12,464	9,985
Total revenue	26,969	33,210
Operating expenses:
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)(3)	8,171	10,149
Product costs	8,507	6,834
Sales and marketing(1)(2)(3)	5,995	4,794
Product development(1)(2)(3)	5,614	7,036
General and administrative(1)(2)(3)	8,530	9,349
Amortization of intangible assets	3,032	4,711
Total operating expenses	39,849	42,873
Loss from operations	(12,880)	(9,663)
Interest income	2	180
Interest expense	—	(71)
Other income, net	980	2,827
Loss from operations before income taxes	(11,898)	(6,727)
Income tax expense	(11)	(22)
Net loss	$(11,909)	$(6,749)

Loss per share
Net loss per share - basic and diluted	$(0.59)	$(0.34)
Weighted average number of shares - basic and diluted	20,213	19,773
__________________

(1) Depreciation expense included in the above line items:
Service costs	$1,464	$1,497
Sales and marketing	13	20
Product development	41	57
General and administrative	1,181	1,265
Total depreciation	$2,699	$2,839

(2) Stock-based compensation included in the above line items(3):
Service costs	$262	$314
Sales and marketing	208	199
Product development	399	718
General and administrative	1,050	1,004
Total stock-based compensation	$1,919	$2,235

(3) Certain prior period amounts relating to personnel costs (including stock-based compensation) have been reclassified to conform to the current period presentation, resulting in the following changes in our condensed consolidated statements of operations for the three months ended March 31, 2015: (i) a decrease of $1.0 million in general and administrative expense; and (ii) increases of $0.7 million in product development expense, $0.2 million in sales and marketing expense, and $0.1 million in service costs.

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$30,513	$38,570
Accounts receivable, net	8,597	10,469
Prepaid expenses and other current assets	4,618	4,989
Total current assets	43,728	54,028
Property and equipment, net	12,559	14,568
Intangible assets, net	18,307	21,332
Goodwill	10,358	10,358
Other assets	1,048	1,173
Total assets	$86,000	$101,459

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,833	$1,973
Accrued expenses and other current liabilities	11,335	15,169
Deferred revenue	2,378	2,933
Total current liabilities	15,546	20,075
Deferred tax liability	—	551
Other liabilities	1,698	1,713
Commitments and contingencies
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	507,147	505,603
Accumulated other comprehensive loss	(90)	(91)
Treasury stock	(30,767)	(30,767)
Accumulated deficit	(407,536)	(395,627)
Total stockholders’ equity	68,756	79,120
Total liabilities and stockholders’ equity	$86,000	$101,459

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(11,909)	$(6,749)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,731	7,550
Stock-based compensation	1,919	2,235
Gain on disposal of businesses and online properties	(973)	(2,908)
Other	(31)	—
Change in operating assets and liabilities
Accounts receivable, net	1,872	2,905
Prepaid expenses and other current assets	462	(262)
Other long-term assets	(12)	(38)
Accounts payable	(53)	(2,574)
Accrued expenses and other liabilities	(3,675)	(2,435)
Deferred revenue	(231)	(139)
Net cash used in operating activities	(6,900)	(2,415)
Cash flows from investing activities
Purchases of property and equipment	(1,480)	(1,772)
Purchases of intangible assets	(4)	(19)
Cash received from disposal of businesses and online properties, net of cash disposed	650	3,831
Other	167	155
Net cash (used in) provided by investing activities	(667)	2,195
Cash flows from financing activities
Proceeds from exercises of stock options and purchases under ESPP	1	126
Net taxes paid on restricted stock units and options exercised	(492)	(289)
Other	—	(120)
Net cash used in financing activities	(491)	(283)
Effect of foreign currency on cash and cash equivalents	1	6
Change in cash and cash equivalents	(8,057)	(497)
Cash and cash equivalents, beginning of period	38,570	47,820
Cash and cash equivalents, end of period	$30,513	$47,323

Demand Media, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three months ended March 31,
	2016	2015
Adjusted EBITDA:
Net loss	$(11,909)	$(6,749)
Add (deduct):
Income tax expense	11	22
Interest and other income, net	(982)	(2,936)
Depreciation and amortization(1)	5,731	7,550
Stock-based compensation(2)	1,919	2,235
Acquisition, disposition and realignment costs(3)	175	346
Adjusted EBITDA	$(5,055)	$468

Free Cash Flow:
Net cash used in operating activities	$(6,900)	$(2,415)
Purchases of property and equipment	(1,480)	(1,772)
Purchases of intangible assets	(4)	(19)
Acquisition, disposition and realignment cash flows(3)	366	1,172
Free Cash Flow	$(8,018)	$(3,034)

Adjusted Net Loss:
Net loss	$(11,909)	$(6,749)
(a) Stock-based compensation(2)	1,919	2,235
(b) Amortization of acquisition related intangibles	1,376	1,940
(c) Content intangible assets removed from service(4)	1	—
(d) Acquisition, disposition and realignment costs(3)	175	346
(e) Gain on disposals(5)	(973)	(2,908)
Income tax effect of items (a) - (e) & application of 38% statutory income tax rate to pretax income	3,583	1,965
Adjusted Net Loss	$(5,828)	$(3,171)

Adjusted EPS	$(0.29)	$(0.16)
Shares used to calculate adjusted EPS	20,213	19,773

(1) Represents depreciation expense of the company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the company’s GAAP results of operations.

(2) Represents the fair value of stock-based awards granted to employees, as included in the company’s GAAP results of operations.

(3) Represents such items, when applicable, as (a) legal, accounting and other professional fees directly attributable to acquisition, disposition or corporate realignment activities and (b) employee severance and other payments attributable to acquisition, disposition or corporate realignment activities.

(4) Represents accelerated amortization expense resulting from the company’s decision to remove certain content assets from service.

(5) Represents the gain on sale from the disposition of certain businesses and online properties.